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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-140532 on Form S-4 of Forest Oil Corporation our report dated February 28, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share Based Payment" on January 1, 2006 and SFAS No. 158 "Employers' Accounting for Defined Benefit Pension and other Postretirement Plans," on December 31, 2006), relating to the financial statements of The Houston Exploration Company and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas March 20, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM